UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 5, 2016
NATIONAL INTERSTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3250 Interstate Drive
Richfield, Ohio 44286-9000
(Address of principal executive offices including Zip Code)
(330) 659-8900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on May 5, 2016. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
1. Election of Directors. The shareholders of the Company elected the following five Class II directors, each to serve until the 2018 Annual Meeting of Shareholders or until their successor is duly elected and qualified: Ronald J. Brichler, I. John Cholnoky, Patrick J. Denzer, Anthony J. Mercurio, and Alan R. Spachman. The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Ronald J. Brichler	13,554,348	3,629,255
I. John Cholnoky	16,878,986	304,617
Patrick J. Denzer	16,854,415	329,188
Anthony J. Mercurio	15,373,883	1,809,720
Alan R. Spachman	14,588,111	2,595,492
There were 294,337 broker non-votes for Proposal No. 1.

2. Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm. The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
17,306,945	15,313	155,682	0

3. Advisory Vote on Executive Compensation. The shareholders of the Company voted to approve the following advisory (non-binding) proposal:
RESOLVED, that the shareholders of National Interstate Corporation approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s 2016 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and any related material).

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
16,955,361	18,309	209,933	294,337

ITEM 8.01    Other Events.

On May 5, 2016, the Board of Directors of the Company approved a quarterly dividend of $0.14 per common share, payable on May 31, 2016 to shareholders of record of the Company’s common shares as of the close of business on May 20, 2016.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated May 9, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Arthur J. Gonzales
Arthur J. Gonzales
Senior Vice President, General Counsel and Secretary
Date: May 10, 2016